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                                                                   EXHIBIT 10.2

                                 PROMISSORY NOTE
                           (REVOLVING LINE OF CREDIT)


$17,600,000.00                                            Louisville, Kentucky
                                                             December 27, 1999

         FOR VALUE RECEIVED, BIBP COMMODITIES, INC., a Delaware corporation with its principal offices at 2002 Papa John's Boulevard, Louisville, Kentucky 40299 (the "Maker"), hereby promises and agrees to pay to the order of CAPITAL DELIVERY, LTD., a Kentucky corporation with its principal office and place of business in Louisville, Kentucky (the "Lender"), the principal sum of SEVENTEEN MILLION SIX HUNDRED THOUSAND AND 00/100 DOLLARS ($17,600,000.00), or, if less, the aggregate unpaid balance as may be outstanding from time to time, in legal tender of the United States of America, together with interest thereon, all in accordance with the provisions of the Loan Agreement (as defined below) and this Note.

         The outstanding principal balance of this Note, as the same shall exist from time to time, shall bear interest daily at a rate per annum equal to the "Prime Rate," as hereinafter defined, less one (1) percentage point. The interest rate this Note bears shall be adjusted monthly on the first day of each calendar month. "Prime Rate," as used in this Note, shall mean the interest rate published in THE WALL STREET JOURNAL in the "Money Rates" column as the prevailing "Prime Rate," it being understood and agreed that the Prime Rate is not necessarily the lowest or best rate of interest available on commercial loans of the nature evidenced by this Note. In each month in which there is an outstanding balance on this Note, interest shall be calculated throughout such month at the rate in effect on the first day of such month and shall be paid in arrears in legal tender of the United States of America on or before the tenth
(10th) day of the following month. Interest shall continue to accrue as provided herein so long as any portion of the principal of, or interest on, this Note shall remain unpaid. The entire outstanding principal balance of this Note and all accrued and unpaid interest shall be paid on or before Decdmber 31, 2000 (the "Maturity Date"). All interest on this Note shall be computed on the basis of the actual number of days elapsed over an assumed year consisting of Three Hundred Sixty (360) calendar days.

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         Any principal or interest payment due under this Note not paid at stated maturity, by acceleration, conversion or otherwise, shall, to the extent permitted by applicable law, thereafter bear interest (compounded monthly and payable upon demand) at a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Note in respect of such principal amount until such unpaid amount has been paid in full (whether before or after judgment). The charging or collection of any such additional interest shall not be deemed a waiver of any of the Lender's rights arising thereby or hereunder, including the right to declare a "Default" or an "Event of Default" hereunder.

         This Note is a revolving note and is governed by that certain Loan Agreement of even date herewith between Lender and the Maker (the "Loan Agreement"). The Lender may make disbursements of principal to the Maker, from time to time, commencing on the date of this Note and ending on the day preceding the Maturity Date, in the form of "Advances" in the manner and subject to the terms and conditions respecting such "Advances" as are set forth in the Loan Agreement; provided, however, the aggregate outstanding principal balance of this Note shall never exceed $17,600,000.00 (the "Maximum Committed Amount"). The amount of principal disbursed for each such "Advance" together with the date of payments of principal on this Note shall be recorded by the Lender. The amount of principal outstanding shown on the records of the Lender shall be PRIMA FACIE correct.

         Failure of Maker to pay principal or interest, or both, on the date and in the amounts required by this Note shall constitute an "Event of Default," and Lender may exercise any or all its rights and remedies, as provided in the Loan Agreement. The occurrence of any Event of Default under the Loan Agreement or the Ownership Pledge Agreement shall also constitute an Event of Default under this Note whereupon the holder of this Note may, at its sole option, exercise any or all its remedies as set forth in the Loan Agreement.

         Failure of the holder of this Note to exercise any of its rights, powers and/or remedies shall not constitute a waiver of the right to exercise the same at that or any other time. All rights and remedies of the holder hereof for default hereunder or under any of the instruments referred


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to herein shall be cumulative to the greatest extent permitted by law. Time shall be of the essence in the payment of all installments of interest and principal on this Note and the performance of the Maker's other obligations hereunder.

         If an Event of Default shall occur under this Note or the Loan Agreement, and this Note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, the Maker promises to pay to the holder hereof its attorneys' fees and costs incurred in collecting or attempting to collect or securing or attempting to secure this Note or enforcing its rights in any collateral securing this Note, provided the same is legally allowed by the laws of the Commonwealth of Kentucky or any other state or country where the subject collateral or any part thereof is situated.

         The Maker may prepay the outstanding principal of this Note without penalty in whole or in minimum increments of $10,000.

         The Maker hereby agrees that all prepayments under this Note (whether voluntary, involuntary or mandatory, and from whatever source derived) shall be applied, in such order as the Lender shall determine in its sole discretion, to unpaid fees, costs or expenses of the Maker under this Note, to accrued and unpaid interest on this Note and to the outstanding principal balance of this Note, in inverse order of maturity.

         This Note has been delivered in, shall be performed in, governed by and construed in accordance with the laws of, the Commonwealth of Kentucky.

         Any legal action, suit or proceeding involving this Note shall be subject to the provisions of Sections 11(e), (f), (g) and (h) of the Loan Agreement.

         The Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and nonpayment, and further waives all exemptions to which it may now or hereafter be entitled under the laws of this or any other state or of the United States or any foreign country,


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and further agrees that the holder hereof shall have the right without notice, to deal in any way, at any time with any party, and to grant to any party any extension of time for payment of this Note or any other indulgence or forbearance whatsoever, and may release any security for the payment of this Note and/or modify the terms of any of the instruments referred to herein or otherwise securing or pertaining to this Note, and may release any guarantor of this Note from liability for payment hereof, in every instance without the consent of the Maker and without in any way affecting the liability of any Maker, surety, guarantor, endorser, accommodation party, or other party to this Note, and without waiving any rights the holder of this Note may have hereunder or by virtue of the law of this or any other state or of the United States or any foreign country.

         IN WITNESS WHEREOF, the Maker has caused its authorized representative to execute and deliver this Note as of the date first written above.

                                  BIBP COMMODITIES, INC.


                                  By:  /s/ Patrick W. Gaunce
                                      ----------------------
                                      Patrick W. Gaunce
                                      President and Director

                                                             (the "Maker")